Exhibit 15.1

LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION

In accordance with standards established by the Public Company Accounting Oversight Board, we have made a limited review of the financial data as of September 30, 2009, and for the three- and nine-month periods ended September 30, 2009 and 2008 (the “Report”) presented in the Banks.com, Inc. (the “Company”) Form 10-Q for the quarter ended September 30, 2009.

We are aware of the incorporation by reference of our Report in the following registration statements:

(1) Registration Statement on Form S-8 (File No. 333-150035) pertaining to the Company’s Amended and Restated 2005 Equity Incentive Plan;

(2) Amendment No. 2 to Post-Effective Amendment No. 1 on Form S-3 to the Form SB-2 Registration Statement (File No. 333-137242) and related Prospectus; and

(3) Registration Statement on Form S-8 (File No. 333-137594) pertaining to the Company’s 2004 Equity Incentive Plan and the Company’s 2005 Equity Incentive Plan.

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
November 12, 2009